SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2006

IMPLANT SCIENCES CORPORATION
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(Exact Name of Registrant as Specified in Charter)

MASSACHUSETTS 000-25839 04-2837126
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(State or other jurisdic- (Commission (IRS Employer
tion of incorporation) File Number) Identification Number)

107 AUDUBON ROAD #5, WAKEFIELD, MA 01880
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (781) 246-0700

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 3, 2007, Implant Sciences Corporation (the “Company”) executed an Amended and Restated Loan and Security Agreement (the “Loan Agreement”) which amended and restated the terms of a Business Financing Agreement originally dated as of June 1, 2005 with Silicon Valley based Bridge Bank, N.A. (the “Bank”) increasing the revolving credit facility from $1.5 million to $5.0 million. This revolving credit facility has a two year term, provides for advances of up to eighty percent (80%) of the Company’s eligible accounts receivable and up to the lesser of $1,000,000 or forty percent (40%) of eligible inventory, bears interest at the prime rate, as published in the Wall Street Journal, plus one-half percent (1/2%) per annum, and is secured by all assets of the Company. In addition, at the Company’s option, subject to and upon certain terms and conditions, the Loan Agreement provides for up to the lesser of (i) $2,500,000 or (ii) the borrowing base, to be converted into a Term Loan (the “Term Loan”), bearing an interest rate at the prime rate plus one percent (1%) per annum payable in thirty (30) equal monthly installments of principal, plus all accrued interest. , beginning on January 10, 2007.

The Loan Agreement contains certain restrictive and financial covenants. For more information regarding the Loan Agreement, reference is made to the Amended and Restated Loan and Security Agreement, dated January 3, 2007, attached as Exhibits 10.1 and is incorporated herein by reference.

In connection with the financing, Company and its subsidiaries each executed Intellectual Property Security Agreements, which are attached hereto as Exhibits 10.2, 10.3 and 10.4 and are incorporated herein by reference.

Pursuant to the Loan Agreement, on January 3, 2007, the Company issued to Bridge Bank. N.A. a seven-year warrant (the “Bank Warrant”) to purchase up to 18,939 shares of the Company’s common stock at a price equal to $2.64 per share. The Bank Warrant is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

On December 29, 2006, the CompanyImplant Sciences Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Laurus Master Fund, Ltd., (“Laurus”). Pursuant to the Purchase Agreement, the Company issued to Laurus a secured term note (the “Note”) in the principal amount of $1,500,000. Net proceeds from the financing are to be used for general working capital purposes. As part of the financing, the Company paid Laurus Capital Management, LLC, the manager of Laurus, a closing fee equal to $60,000 to Laurus’ representatives.

The Note is secured by substantially all of the assets of the Company and two of its subsidiaries, has a 9-month term and bears interest at a rate equal to the prime rate, plus 1% per annum. The Note contains certain restrictive and financial covenants. Upon the occurrence of certain events of default specified in the Note, amounts owed under the Note may be declared immediately due and payable. For more information regarding the Note, reference is made to the Purchase Agreement, and related Note and Master Security Agreement, dated December 29, 2006, attached as Exhibits 10.6, and 10.7 and 10.10 hereto, respectively, and incorporated herein by reference.

In connection with the financing, the subsidiaries of the Company executed an agreement guaranteeing the Note. The Subsidiary Guaranty is attached hereto as Exhibit 10.8 and incorporated herein by reference.

Pursuant to the Purchase Agreement, on December 29, 2006, the Company issued to Laurus a five-year warrant (the “Warrant”) to purchase up to 458,000 shares of the Company’s common stock at a price equal to $2.50 per share. The Warrant is attached hereto as Exhibit 10.9 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by this reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated herein by this reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amended and Restated Loan and Security Agreement dated as of January 3, 2007, by and between the Company and Bridge Bank, N.A.

10.2	Intellectual Property Security Agreement dated as of January 3, 2007, between Implant Sciences Corporation and Bridge Bank, N.A.

10.3	Intellectual Property Security Agreement dated as of January 3, 2007, between C-Acquisition Corporation and Bridge Bank, N.A.

10.4	Intellectual Property Security Agreement dated as of January 3, 2007, between Accurel Systems International Corporation and Bridge Bank, NA.

10.5	Common Stock Purchase Warrant, by the Company in favor of Bridge Bank, N.A.

10.6	Securities Purchase Agreement, dated as of December 29, 2006, by and between the Company and Laurus Master Fund, Ltd.

10.7	Secured Term Note, dated as of December 29, 2006, by the Company in favor of Laurus Master Fund, Ltd.

10.8	Subsidiary Guaranty dated as of December 29, 2006, the Company in favor of Laurus Master Fund, Ltd.

10.9	Common Stock Purchase Warrant, by the Company in favor of Laurus Master Fund, Ltd.

     10.10  Master Security Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    January 5, 2007   Implant Sciences Corporation

                                    /s/ A. J. Armini
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                                    Name: A. J. Armini
                                    Title: President and CEO